UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 3, 2010

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant's telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In furtherance of the temporary actions that we have taken as outlined in item 8.01 below, Edward Spink and Egbert van Everdingen, our CEO and President respectively, on March 3rd voluntarily reduced their salaries by 30%, from $218,700 to $153,100 per annum (CAD 225,000 to CAD 157,500) for Mr. Spink and from $194,400 to $136,100 per annum (CAD 200,000 to CAD 140,000) for Mr. van Everdingen, effective for the period through to June 30, 2010.

Item 8.01. Other Events.

On March 8, 2010, we issued a press release announcing actions taken to address the impact of the economic downturn in order to reduce overheads while maintaining operational flexibility. Temporary salary reductions, ranging from 20% to 50%, have been applied to employees while a limited number of employees were placed on temporary unpaid leaves of absence. The revised compensation plan is expected to remain in place through June 30, 2010. Cost reductions attributable to these actions are projected to be between $425,000 and $475,000. While we anticipate that the initial charge attributable to our restructuring efforts will approximate $10,000, we cannot quantify what the ultimate charges will be. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired - None

(b) Pro Forma Financial Information - None

(c) Shell Company Transactions - None

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated March 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2010
TurboSonic Technologies, Inc.

By:	/s/ Egbert van Everdingen
Name: Egbert van Everdingen
Title: President Secretary & Treasurer